UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305 -791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note, dated as of December 26, 2024:

On December 26, 2024, EzFill Holdings, Inc. (the “Company”) and Gad International Ltd. (the “Lender”) entered into a promissory note (the “December 26 Note”) for the sum of $2,500,000 (the “Loan”) to be used for the Company’s working capital needs, including without limitation the purchase of equipment.

Unless the December 26 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 26 Note, along with accrued interest, will be due and payable in full on February 23, 2025. Further, the Company agreed among other things to pay the Lender a commitment fee of $400,000 in consideration of the Loan, and an optional extension fee of $200,000 for any month or part thereof in which the Company requests an additional 30-day extension to the Loan, upon the Lender’s written consent.

If any amount payable under the Loan is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount will bear interest at a rate of twenty-one percent (21%). Additionally, the Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $5,000,000 worth of shares of Company common stock to the Lender if the December 26 Note is not repaid on or before February 23, 2025. Such shares of common stock will be valued based on the Nasdaq official closing price for the Company’s common stock as of date of the issuance of the December 26 Note.

The information set forth above is qualified in its entirety by reference to the December 26 Note, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Promissory Note, dated as of December 30, 2024:

On December 30, 2024, the Company and NextNRG Holding Corp. (formerly Next Charging, LLC) (“Next”) entered into a promissory note (the “December 30 Note”) for the sum of $330,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the December 30 Note has a fixed rate of interest of 8% per annum. Unless the December 30 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 30 Note, along with accrued interest, will be due and payable in full on December 30, 2025.

If the Company defaults on the December 30 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 30 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 30 Note.

The Company and Next have agreed that the total cumulative number of common stock issued to Next under the December 30 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of the December 30 Note must be repaid in cash at the request of Next.

The December 30 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 30 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 30 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

The information set forth above is qualified in its entirety by reference to the December 30 Note, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Michael Farkas is the chief executive officer and the controlling shareholder of Next (the “CEO”). The CEO is also the beneficial owner of approximately 70% of the Company’s issued and outstanding common stock. As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 16, 2023 and on November 8, 2023, the Company, the members of Next (a limited liability company at the time of such filings) and the CEO (the managing member of Next at the time), as an individual and also as the representative of the members of Next, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from such members of Next 100% of the membership interests of Next in exchange for the issuance by the Company to the members of Next of shares of common stock, par value $0.0001 per share, of the Company. Additionally and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 14, 2024, a second amended and restated exchange agreement to the Exchange Agreement was entered into between the Company, the shareholders of Next and the CEO to reflect the conversion of Next Charging, LLC to NextNRG Holding Corp., a corporation organized in the State of Nevada (the “Second Amended and Restated Exchange Agreement”).

Additionally, and as previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on July 22, 2024, the first amendment to the second amended and restated exchange agreement was entered into between the Company and the CEO as the representative of the shareholders of Next (“Shareholders’ Representative”). The first amendment provides that, in the event that the Company at any time prior to the Closing undertakes any forward split of the Common Stock, or any reverse split of the Common Stock, any references to numbers of shares of Common Stock as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and amended at such time to equitably account therefor. Further, in the event the Company undertakes any forward split of the Common Stock or any reverse split of the Common Stock following the Closing, any references to any of numbers of Exchange Shares as set forth in the Second Amended and Restated Exchange Agreement shall be deemed similarly automatically adjusted to the extent still applicable, including, without limitation to the numbers of Exchange Shares vesting or being forfeited pursuant to the terms and conditions of the Second Amended and Restated Exchange Agreement.

On September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment Agreement”) to change the number of the Company’s common stock shares to be issued to the shareholders of Next by the Company in exchange for 100% of the shares of Next to 100,000,000 shares of the Company’s common stock. The Second Amendment Agreement also provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). Next completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 shares will vest on the closing date, and 50,000,000 Restricted Shares will be subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million. The Second Amendment Agreement also provides that prior to the closing, Next may issue additional shares of Next stock to one or more additional persons and, in such event, such persons will execute a joinder to the Exchange Agreement and will become a party thereto. In addition, prior to the closing, subject to the approval of the Shareholders’ Representative, certain shareholders of Next may transfer their shares of Next stock to persons who are currently shareholders of Next or who would become new shareholders of Next. The Second Amendment Agreement also provides that the Company will undertake such actions as needed to obtain the approval of the stockholders of the Company for the adoption and approval of the Exchange Agreement, as amended, and the transactions contemplated thereby including the issuance of the Company’s common stock thereunder.

Upon occurrence of the Closing, Next will become a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, the Closing has not occurred.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Any issuance of shares of the Company’s common stock will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Item 8.01 Other Events.

Certain Receivable Financing Arrangements, dated as of December 27, 2024:

On December 27, 2024, the Company entered certain receivable financing arrangements with the following parties: (i) Revenue Purchase Agreement and Guaranty of Performance with GALT FUNDING Co. (the “Galt Agreement”); (ii) Sales of Future Receipts Agreement with Redstone Advance Inc. (the “Redstone Agreement”); and (iii) Future Receivables Sale and Purchase Agreement with Funderzgroup LLC dba Mr. Advance (the “Funderzgroup Agreement”, and together with the Galt Agreement and the Redstone Agreement, the “Receivable Financing Agreements”). Each of the Receivable Financing Agreements shall expire when the amounts financed thereunder are paid in full to the respective lenders, which the Company expects to be approximately six (6) months from the date of their signing.

The Galt Agreement provides the Company with $500,000 in receivables financing subject to an origination fee of $15,000 and a payment schedule of $27,500 per week. The Redstone Agreement provides the Company with $1,000,000 in receivables financing subject to an origination fee of $30,035 and a payment schedule of $55,000 per week. The Funderzgroup Agreement provides the Company with $1,000,000 in receivables financing subject to fees of $30,035 and a payment schedule of $55,000 per week.

Each of the Receivable Financing Agreements provide for certain representations and covenants that are customary for these types of transactions.

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in the registration statement that we have filed with the U.S. Securities and Exchange Commission. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. Past performance is not indicative of future results. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a total risk of loss.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Promissory Note, dated as of December 26, 2024, by and between EzFill Holdings, Inc. and Gad International Ltd.
10.2	Promissory Note, dated as of December 30, 2024, by and between EzFill Holdings, Inc. and NextNRG Holding Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been redacted pursuant to Instruction No. 6 of Item 1.01 of Form 8-K or otherwise omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish a copy of all unredacted and omitted schedules and exhibits to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2025

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Chief Executive Officer